As filed with the Securities and Exchange Commission on February 27, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

ADVANCE \U 5.75Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SiTime Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0713868 (I.R.S. Employer Identification No.)

5451 Patrick Henry Drive Santa Clara, California (Address of principal executive offices)	95054 (Zip Code)

SiTime Corporation 2019 Stock Incentive Plan

SiTime Corporation 2022 Inducement Award Plan

(Full title of the plan)

Rajesh Vashist

Chief Executive Officer

SiTime Corporation

5451 Patrick Henry Drive

Santa Clara, California 95054

(Name and address of agent for service)

(408) 328-4400

(Telephone number, including area code, of agent for service)

Copies to:

Vincent Pangrazio

EVP, Chief Legal Officer and Corporate Secretary
5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by SiTime Corporation (the “Corporation”) for the purpose of registering (i) 651,048 additional shares of the Corporation’s Common Stock (the “Common Stock”) under the Corporation’s 2019 Stock Incentive Plan (the “Incentive Plan”) pursuant to the provisions of the Incentive Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the Incentive Plan and (ii) 250,000 additional shares of the Common Stock under the Corporation’s 2022 Inducement Award Plan (the “Inducement Plan”), which were added to the Inducement Plan pursuant to an amendment and restatement approved by the Corporation’s compensation committee of the board of directors on February 21, 2023.

These additional shares of Common Stock are securities of the same class as other securities for which the Corporation’s Registration Statements on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2019 (File No. 333-235255), March 3, 2020 (File No. 333-236847), February 16, 2021 (File No. 333-253140), February 3, 2022 (File No. 333-262490), and February 25, 2022 (File No. 333-263039) (collectively, the “Prior Forms S-8”). This Registration Statement relates to securities of the same class as that to which the Prior Forms S-8 relate, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Forms S-8, to the extent relating to the registration of Common Stock issuable under the Plan, are incorporated by reference into this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Corporation with the Securities and Exchange Commission (the “SEC”), are incorporated by reference herein and shall be deemed to be a part hereof:

•
the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023; and
•
the description of the Corporation’s common stock set forth in the Corporation’s registration statement on Form 8-A filed with the SEC on November 14, 2019, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Corporation’s Form 10-K filed with the SEC on February 16, 2021.

* Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated herein by reference.

The Corporation also incorporates by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document the Corporation previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning the Corporation at the following address or telephone number:

SiTime Corporation

Attn: Corporate Secretary

5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

Item 8. Exhibits.

EXHIBITS

Exhibit No.	Description

4.1

Restated Certificate of Incorporation of the Corporation as currently in effect (incorporated by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed November 26, 2019 (File no. 001-39135)).

4.2	Amended and Restated Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed June 29, 2021 (File no. 001-39135)).

4.3

Specimen common stock certificate of the Corporation (incorporated by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form S-1 (Registration No. 333-234305), as declared effective by the Commission on November 20, 2019 (the “Form S-1”)).

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

99.1

SiTime Corporation 2019 Stock Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice, Restricted Stock Unit Agreement, and Restricted Stock Agreement thereunder, as amended (incorporated by reference to Exhibit 10.2 to the Form S-1).

99.2

SiTime Corporation 2022 Amended and Restated Inducement Award Plan and Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.30 to the Corporation’s Annual Report on Form 10-K filed February 27, 2023 (File no.001-39135).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on February 27, 2023.

SiTime Corporation

By	/s/ Rajesh Vashist
Rajesh Vashist
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajesh Vashist and Arthur D. Chadwick and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-‑8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajesh Vashist	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2023
Rajesh Vashist

/s/ Arthur D. Chadwick	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	February 27, 2023
Arthur D. Chadwick

/s/ Raman K. Chitkara	Director	February 27, 2023
Raman K. Chitkara

/s/ Edward H. Frank	Director	February 27, 2023
Edward H. Frank

s/ Christine A. Heckart	Director	February 27, 2023
Christine A. Heckart

/s/ Torsten G. Kreindl	Director	February 27, 2023
Torsten G. Kreindl

/s/ Katherine E. Schuelke	Director	February 27, 2023
Katherine E. Schuelke

/s/ Akira Takata	Director	February 27, 2023
Akira Takata

/s/ Tom D. Yiu	Director	February 27, 2023
Tom D. Yiu